Exhibit (d)(2)

                                 ALLEGIANT FUNDS
                           FORM OF ADVISORY AGREEMENT

              AGREEMENT made as of _________________ between ALLEGIANT FUNDS, a Massachusetts business trust, located in King of Prussia, Pennsylvania (the "Trust") and PNC CAPITAL ADVISORS, LLC, located in Baltimore, Maryland (the "Adviser").



              WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and



              WHEREAS, the Trust desires to retain the Adviser as investment adviser to the series of the Trust listed on Schedule 1 to this Agreement (the "Fund(s)");



              NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed among the parties hereto as follows:



         1. Delivery of Documents. The Adviser acknowledges that it has received copies of each of the following:

                  (a) The Trust's Declaration of Trust, as filed with the State Secretary of the Commonwealth of Massachusetts on January 29, 1986 and all amendments thereto (such Declaration of Trust, as presently in effect and as it shall from time to time be amended, is herein called the "Declaration of Trust");

                  (b) The Trust's Code of Regulations, and amendments thereto (such Code of Regulations, as presently in effect and as it shall from time to time be amended, is herein called the "Code of Regulations");

                  (c) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Adviser and approving this Agreement;

                  (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") on September 26, 1985 and all amendments thereto;

                  (e) The Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") (File No. 33-488) and under the 1940 Act as filed with the SEC on September 26, 1985 and all amendments thereto; and

                  (f) The Trust's most recent prospectuses and statements of additional information with respect to the Funds (such prospectuses and statements of additional information, as presently in effect and all amendments and supplements thereto are herein called individually, a "Prospectus," and collectively, the "Prospectuses").

              The Trust will furnish the Adviser from time to time with execution copies of all amendments of or supplements to the foregoing.

         2. Services. The Trust hereby appoints the Adviser to act as investment adviser to the Funds for the period and on the terms set forth in this Agreement. Intending to be legally bound, the Adviser accepts such appointment and agrees to furnish the services required herein to the Funds for the compensation hereinafter provided.

              Subject to the supervision of the Trust's Board of Trustees, the Adviser will provide a continuous investment program for the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Funds. The Adviser will provide the services under this Agreement in accordance with the Funds' investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees applicable to the Funds.

         3. Subcontractors. It is understood that the Adviser may from time to time employ or associate with itself such person or persons as the Adviser may believe to be particularly fitted to assist in the performance of this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Adviser and that the Adviser shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions. Without limiting the generality of the foregoing, it is agreed that investment advisory services to the Funds may be provided by a sub-adviser agreeable to the Adviser and approved in accordance with the provisions of the 1940 Act. Any such sub-advisers are hereinafter referred to as the "Sub-advisers." In the event that any Sub-Adviser appointed hereunder is terminated, the Adviser may provide investment advisory services pursuant to this Agreement to the Funds involved without further shareholder approval. Notwithstanding the employment of any Sub-Adviser, the Adviser shall in all events: (a) establish and monitor general investment criteria and policies for the Funds; (b) review investments in the Funds on a periodic basis for compliance with their investment objectives, policies and restrictions as stated in the Prospectus; (c) review periodically any Sub-Adviser's policies with respect to the placement of orders for the purchase and sale of portfolio securities; (d) review, monitor, analyze and report to the Board of Trustees on the performance of any Sub-Adviser; (e) furnish to the Board of Trustees or any Sub-Adviser, reports, statistics and economic information as may be reasonably requested; and (f) recommend, either in its sole discretion or in conjunction with any Sub-Adviser, potential changes in investment policy.

         4. Covenants by Adviser. The Adviser agrees with respect to the services provided to the Funds that it:

              (a) will comply with all applicable Rules and Regulations of the
                  SEC and will in addition conduct its activities under this Agreement in accordance with other applicable law;

              (b) will use the same skill and care in providing such services as it uses in providing services to similar fiduciary accounts for which it has investment responsibilities;

              (c) will not make loans to any person to purchase or carry shares in the Funds, or make interest-bearing loans to the Trust or the Funds;

              (d) will maintain a policy and practice of conducting its
                  investment management activities independently of all affiliates;

              (e) will place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. In selecting brokers or dealers for executing portfolio transactions, the Adviser will use its best efforts to seek on behalf of the Trust and the Funds the best overall terms available. In assessing the best overall terms available for any transaction the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Funds and/or other accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to the prior approval of the Board, to negotiate and pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any of the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser with respect to the accounts as to which it exercises investment discretion. In no instance will any of the Funds' securities be purchased from or sold to the Adviser, any Sub-Adviser, Professional Funds Distributors, LLC ("PFD") (or any other principal underwriter to the Trust) or an affiliated person of either the Trust, the Adviser, Sub-Adviser, or PFD (or such other principal underwriter) unless permitted by an order of the SEC or applicable rules. In executing portfolio transactions for the Funds, the Adviser may, but shall not be obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of other investment portfolios of the Trust and its other clients where such aggregation is not inconsistent with the policies set forth in the Trust's registration statement. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and such other clients;

              (f) will maintain all books and records with respect to the securities transactions for the Funds and furnish the Trust's Board of Trustees such periodic and special reports as the Board may request; and

              (g) will treat confidentially and as proprietary information of the Trust all records and other information relative to the Funds and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust).

         5. Services Not Exclusive. The services furnished by the Adviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         6. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

         7. Expenses. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Funds.

         8. Compensation. For the services provided to the Funds and the expenses assumed pursuant to this Agreement, the Trust will pay the Adviser from the assets belonging to each Fund and the Adviser will accept as full compensation therefore fees, computed daily and paid monthly, at annual rates based on the average daily net assets of each Fund as stated on Schedule 1 of this Agreement.

         9. Limitation of Liability. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         10. Duration and Termination. This Agreement will become effective with respect to a Fund upon approval of this Agreement by vote of a majority of the outstanding voting securities of such Fund, and, unless sooner terminated as provided herein, shall continue in effect until August 31, 2011. Thereafter, if not terminated, this Agreement shall continue in effect with respect to a Fund for successive twelve month periods ending on August 31, provided such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated at any time with respect to a Fund, without the payment of any penalty, by the Trust (by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund), or by the Adviser on 60 days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning of such terms in the 1940 Act.)

         11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective with respect to a Fund until approved by vote of a majority of the outstanding voting securities of such Fund.

         12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Ohio law.

         13. Names. The names "ALLEGIANT FUNDS" and "Trustees of ALLEGIANT FUNDS" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated January 28, 1986 which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and the principal office of the Trust. The obligations of "ALLEGIANT FUNDS" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

              IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.




                                                     ALLEGIANT FUNDS


                                                     BY: ____________________
                                                          Name:
                                                          Title:




                                                     PNC CAPITAL ADVISORS, LLC


                                                     BY: ____________________
                                                          Name:
                                                          Title:

                                                        SCHEDULE 1

                                                      ALLEGIANT FUNDS
                                                    ADVISORY AGREEMENT


-------------------------------------------------------------- -----------------------------------------------------------
                                                                                INVESTMENT ADVISORY FEE
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
                        EQUITY FUNDS
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Balanced Allocation Fund                                                       0.75%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant International Equity Fund                                                      1.00%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Large Cap Core Equity Fund                                           0.75% of $0 to less than $1
                                                                 billion, 0.70% of $1 billion to less than $1.5 billion,
                                                                           and 0.65% of $1.5 billion and over
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Large Cap Growth Fund                                           0.75% of $0 to less than $1 billion,
                                                                0.70% of $1 billion to less than $1.5 billion, and 0.65%
                                                                               of $1.5 billion and over
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Large Cap Value Fund                                            0.75% of $0 to less than $1 billion,
                                                                0.70% of $1 billion to less than $1.5 billion, and 0.65%
                                                                                 of $1.5 billion and over
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Mid Cap Value Fund                                                             0.75%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Multi-Factor Small Cap Core Fund                                      1.00% of $0 to less than
                                                                   $500 million, 0.95% of $500 million to less than $1
                                                                       billion, and 0.90% of $1 billion and over
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Multi-Factor Small Cap Growth Fund                                     1.00% of $0 to less
                                                                than $500 million, 0.95% of $500 million to less than $1
                                                                     billion, and 0.90% of $1 billion and over
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Multi-Factor Small Cap Value Fund                                    1.00% of $0 to less than
                                                                    $500 million, 0.95% of $500 million to less than $1
                                                                      billion, and 0.90% of $1 billion and over
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant S&P 500 Index Fund                                       0.15% of $0 to less than $50 million, 0.10% of $50
                                                                 million to less than $150 million, and 0.075% of $150
                                                                                    million and over
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Small Cap Core Fund                                             1.00% of $0 to less than $500 million,
                                                                 0.95% of $500 million to less than $1 billion, and 0.90%
                                                                                   of $1 billion and over
-------------------------------------------------------------- -----------------------------------------------------------

-------------------------------------------------------------- -----------------------------------------------------------
                                                                                INVESTMENT ADVISORY FEE
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
                     FIXED INCOME FUNDS
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Bond Fund                                                                      0.45%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Government Mortgage Fund                                                       0.40%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant High Yield Bond Fund                                                           0.50%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Intermediate Bond Fund                                                         0.40%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Limited Maturity Bond Fund                                                     0.35%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Total Return Advantage Fund                                                    0.40%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Ultra Short Bond Fund                                                          0.20%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------

-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
                    TAX EXEMPT BOND FUNDS
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Intermediate Tax Exempt Bond Fund                                              0.40%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Michigan Intermediate Municipal Bond Fund                                      0.40%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Ohio Intermediate Tax Exempt Bond Fund                                         0.40%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Pennsylvania Intermediate Municipal Bond Fund                                  0.40%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Maryland Tax Exempt Bond Fund                                                  0.40%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Tax Exempt Limited Maturity Bond Fund                                          0.40%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------

-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
                     MONEY MARKET FUNDS
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Government Money Market Fund                                                   0.25%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Money Market Fund                                                              0.25%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Ohio Municipal Money Market Fund                                               0.20%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Pennsylvania Tax Exempt Money Market Fund                                      0.20%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Tax Exempt Money Market Fund                                                   0.20%
-------------------------------------------------------------- -----------------------------------------------------------
-------------------------------------------------------------- -----------------------------------------------------------
Allegiant Treasury Money Market Fund                                                     0.25%
-------------------------------------------------------------- -----------------------------------------------------------

                                      -2-